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                                                                    Exhibit 10.5

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this 14th day of June, 1999 (the "Effective Date") by Snyder Communications, Inc., a Delaware corporation with its principal place of business at 6903 Rockledge Drive, Bethesda, Maryland 20817 (the "Corporation"), and Eran Broshy, residing at 88 Central Park West, Apartment 1W, New York, NY 10023, (the "Executive"). The Corporation, and/or its assignee, shall be referred to herein as the "Employer".

     WHEREAS, the parties wish to set forth the terms and conditions upon which the Employer will employ the Executive;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1.  Position; Title; Duties
         -----------------------

     The Employer hereby employs the Executive, and the Executive hereby accepts employment with the Employer, in the capacity of Group President of Snyder Healthcare, upon the terms set forth in this Agreement. The Executive's employment with the Employer shall commence on June 21, 1999. The Executive shall report initially directly to the President and Chief Operating Officer of Snyder Communications, Inc., Michele D. Snyder, or such other person as may be designated by her, who shall have the authority to direct, control, and supervise the activities of the Executive. The Executive shall perform such services consistent with his position as may be assigned to him from time to time by such person.

      It is anticipated that this Agreement will be assigned to a new corporate entity which has not yet been formed. For purposes of this Agreement, the to-be-formed-corporate entity shall be referred to throughout as "Snyder Healthcare". Upon assignment of this Agreement to Snyder Healthcare, Executive shall report to the Board of Directors at Snyder Healthcare and shall become a member of such Board of Directors. At such time, Executive shall serve as Chief Executive Officer of Snyder Healthcare and shall perform services consistent with that position and as may be assigned to him from the Snyder Healthcare Board of Directors.

     2. Extent of Services
        ------------------

     The Executive agrees to devote his entire business time and attention to the performance of his duties under this Agreement. He shall perform his duties to the best of his ability and shall use his best efforts to further the interests of the Employer. The Executive shall perform his duties in the Employer's Maryland and New Jersey


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metropolitan area offices and will be required to travel as necessary to perform the services required of him under this Agreement. It is understood that the Executive will maintain his principle residence in New York City and it is anticipated that his principal place of business will be in the New York - New Jersey metropolitan area. The Executive represents and warrants to the Employer that he is able to enter into this Agreement and that his ability to enter into this Agreement and to fully perform his duties hereunder are not limited to or restricted by any agreements or understandings between the Executive and any other person. For the purposes of this Agreement, the term "person" means any natural person, corporation, partnership, limited liability partnership, limited liability Company, or any other entity of any nature.

     Employer recognizes that a reasonable portion of the Executive's business time will be utilized through July 31, 1999 to effect a reasonable transition with his former employer.

     3. Base Salary
        -----------

     The Employer shall pay the Executive a base annual salary of $425,000. This salary shall be payable in biweekly installments minus such deductions as may be required by law or reasonably requested by the Executive. The Employer will review the Executive's base salary no less often than annually in conjunction with its regular review of executive salaries.

     4. Bonus
        -----

     The Executive shall be eligible for a bonus in each calendar year, based on the Executive's success in reaching or exceeding performance objectives as determined by the President and Chief Operating Officer or her designee, or the Board of Directors of Snyder Healthcare. The amount of such bonus, if any, will be determined in the discretion of the Employer, but not to exceed $125,000.

     With respect to the Stock Loan referred to in paragraph 7(c) below, the Employer agrees to also pay Executive an additional bonus equivalent to any interest repaid to the Employer pursuant to said paragraph. This additional bonus shall be payable at the time Executive's calendar year bonus is paid to Executive.

     5. Term of Employment
        ------------------

     The Executive is an employee "at will" and may be terminated by the Employer at any time with or without cause.

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     6.  Stock Options and Restricted Stock
         ----------------------------------

         (a)  Initial Grant.
              --------------

     The Executive shall be granted by Snyder Healthcare nonqualified stock option(s) valued at a gross exercise price of $4,000,000 for the purchase of shares of the common stock of Snyder Healthcare with an exercise price equal to the value of the common stock of Snyder Healthcare as set forth below. These stock options will be issued after the adoption of the Snyder Healthcare stock incentive plan, but in advance of the date on which Snyder Healthcare becomes a publicly traded company. The value of Snyder Healthcare will be determined by a valuation prepared on behalf of the Compensation Committee of Snyder Communications, Inc.

     Executive shall enter into a stock option agreement which shall provide for the grant of the shares and shall provide that the option(s) shall vest at the rate of twenty-five (25%) per year on each anniversary of the date of grant, provided that the Executive continues to be employed by the Employer on each such anniversary date, such that all such stock options shall be fully vested on the fourth anniversary of such date.

     In the event there is a change in control in Snyder Healthcare, Executive's vesting will be accelerated so he is fully vested in the Initial Grant. For the purposes hereof, a "change in control" is defined as a sale, transfer or other disposition of all or substantially all of the assets of Snyder Healthcare, at a time of which it is a publicly traded corporation, or of Snyder Communications, Inc. if Snyder Healthcare is not a publicly traded corporation, or the consummation of a merger or consolidation of Snyder Healthcare which results in the stockholders of Snyder Healthcare immediately prior to such transaction owning, in aggregate, less than a majority of the surviving or resulting entity.

         (b)  Restricted Grant
              ----------------

     The Executive shall also be granted by Snyder Healthcare restricted stock valued at $2,500,000.00 (determined in the same manner as the exercise price is determined under 6a. above) for shares of common stock of Snyder Healthcare.

     Executive shall enter into a Restricted Stock Agreement which shall provide that such restricted shares shall vest as follows:

              (1)  Twenty percent (20%) on the grant date; and

              (2) Twenty percent (20%) on the first and each successive anniversary date of the date on which Snyder Healthcare becomes a publicly traded company provided the Executive is employed by Snyder Healthcare on each such anniversary date.


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           In the event there is a change in control in Snyder Healthcare,
     Executives's vesting will be accelerated so he is fully vested in the Restricted Grant. For the purposes hereof, a "change in control" is defined as a sale, transfer or other disposition of all or substantially all of the assets of Snyder Healthcare, at a time of which is it a publicly traded corporation, or of Snyder Communications, Inc. if Snyder Healthcare is not a publicly traded corporation, or the consummation of a merger or consolidation of Snyder Healthcare which results in the stockholders of Snyder Healthcare immediately prior to such transaction owning, in aggregate, less than a majority of the surviving or resulting entity.

           The Restricted Stock Agreement shall also provide that Executive is precluded from selling, hedging, pledging or otherwise transferring any shares of restricted stock in any manner for a period of four years from the date on which Snyder Healthcare becomes a publicly traded company.

           With respect to this restricted grant only, and so long as Executive is actively employed by Employer, Employer agrees to annually lend to Executive an amount necessary for Executive to pay all federal and state income taxes required of Executive as a result of the periodic vesting of such restricted stock. In the event Executive is terminated for any reason, all outstanding principal and interest under such loans shall be accelerated and become due and payable, and be repaid to Snyder Healthcare upon the later of 4 years and 30 days from the date on which Snyder Healthcare becomes a publicly traded company or 30 days after termination. The specific terms of any loan will be set forth in a separate Loan Agreement.

           If the Employer terminates the employment of the Executive, other than for cause, prior to the date on which Snyder Healthcare becomes a publicly traded company, then in lieu of the Restricted Stock otherwise provided under 6(b), Executive will be issued $500,000 of vested Unrestricted Stock in Snyder Communications, Inc. If the employer terminates the employment of the Executive, other than for cause, after the date on which Snyder Healthcare becomes a publicly traded company, then no restrictions will be imposed upon the 20% portion of the Restricted Grant that was vested at the time of the grant.

                (c)    Alternative Incentive Stock Arrangement
                       ---------------------------------------

           In the event Snyder Healthcare does not become a publicly traded company by June 30, 2000, then in lieu of the benefits provided under 6(a) and 6(b) Executive shall be granted stock in Snyder Communications, Inc. in equivalent amounts as set forth in paragraphs 6(a) and 6(b) above (i.e., $4,000,000 in Snyder Communications, Inc. nonqualified stock options and $2,500,000 in Snyder Communications, Inc. restricted common stock), subject to the same provisions as paragraphs 6(a) and 6(b) except that for purposes of vesting, the grant date shall be the Effective Date.


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   In the event that non-qualified stock options or restricted stock are granted under this section 6(c)and that there is a subsequent change in control in Snyder Communications, Inc., Executive's vesting under this Alternative
Incentive Stock Arrangement will be accelerated and he will be fully vested in these non-qualified stock options and restricted stock. For the purposes hereof, a "change in control" is defined as a sale, transfer or other disposition of all the assets of Synder Communications, Inc., or the consummation of a merger or consolidation of Synder Communications, Inc. which results in the stockholders of Synder Communications, Inc. immediately prior to such transaction owing, in aggregate, less than a majority of the surviving or resulting entity.

        (d)  Stock Option Plan
             -----------------
   The above stock options shall be issued under a stock option plan to be established by the Employer. The stock option agreement may contain such other and further terms as are not inconsistent with this Agreement or the stock option plan.

   The Executive acknowledges and agrees that nothing in this Section 6 changes, alters or modifies the "at will" status of his employment with the Employer.

   7.    Fringe Benefits
         ---------------
        (a) The Executive shall entitled to all benefits generally available to executive employees of the Employer.

        (b) The Executive shall be entitled to (3) weeks of vacation during each year of employment. Such vacation shall be taken at such times as the Executive and the President and Chief Operating Officer and/or its Board of Directors of the Employer shall agree. The Executive shall be entitled to sick leave and holidays in accordance with the policy of the Employer as to its executive employees.

        (c)  Stock Loan. The Employer further agrees to lend Executive a total
             ----------
of $500,000, which loan proceeds are to be used exclusively for the purchase of Snyder Healthcare stock. The specific terms and conditions of the loan will be set forth in a separate agreement executed by Employer and Executive at the time of the loan. The terms of the loan will include: (1) that the loan will be secured by the purchased stock; (2) that the loan must be repaid within thirty days of the earlier of the sale of the stock or Executive's termination of employment (regardless of the reason); (3) that it will be a nonrecourse loan;
(4) that the interest on the loan will be at an annual rate of 6%.

        (d)  Car allowance. Executive shall entitled to monthly car allowance
             -------------
$450, paid as taxable wages. The allowance will end effective with the executive's termination.

   8. Reimbursement of Business Expenses
      ----------------------------------

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     The Employer shall reimburse the Executive in accordance with Employer's policies for all reasonable out-of-pocket costs incurred or paid by the Executive in connection with or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Executive of documentation, expense statements, vouchers, and/or such other supporting information as the Employer may reasonably request.

     9.  Non-Solicitation and Non-Competition
         ------------------------------------

         (a) Except as provided in paragraph (f) below, the Executive agrees that while the Executive is employed pursuant to this Agreement and for a period of twelve (12) months following termination of the Executive's employment by the Employer for any reason (the "Non-Competition Period"), whether by action of the Executive or the Employer, the Executive will not, except as otherwise provided herein, engage or participate, directly or indirectly as principal, agent, executive, employer, consultant, stockholder, partner or in any other individual capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, any business which is competitive with any business conducted by the Employer.

         (b) For the purpose of this Agreement, a business shall be considered to be competitive with the business of the Employer if such business is engaged in providing outsourced marketing services or any other business in which the Employer is engaged at the time of termination of the Executive's employment.

         (c) During the Non-Competition Period, the Executive will not, for his own benefit or for the benefit of any person or entity other than the Employer,
(i) solicit, or assist any person or entity other than the Employer to solicit any officer, director, executive or employee of the Employer to leave his/her employment, (ii) hire or cause to be hired for Executive's benefit any present or former officer, director, executive or employee of the Employer, or (iii) engage any present or former officer, director, executive or employee of the Employer as a partner, contractor, sub-contractor, employee, consultant or other business associate of the Executive.

         (d) During the Non-Competition Period, the Executive will not (i) solicit, or assist any person or entity other than the Employer to solicit, any person or entity that is a client of the Employer, or has been a client of the Employer during the twelve (12) months prior to the date of termination of the Executive's employment, to purchase outsourced marketing services or any other products or services the Employer provides to a client, or (ii) interfere with any of Employer's business relationships.

         (e) The Executive acknowledges that (i) the markets served by the Employer are national in scope and are not dependent on the geographic location of the executive personnel or the businesses by which they are employed, and
(ii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Employer.

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         (f) Nothing in this Agreement shall be deemed to prohibit the Executive from owning equity or debt investments in any corporation, partnership or other entity which is competitive with the Employer, provided that such investments
                                               --------
(i) are passive investments and constitute one percent (1%) or less of the outstanding equity securities of such an equity the equity securities of which are traded on a national securities exchange or other public market and (ii) are approved by the Employer.

         (g) The parties to this Agreement mutually agree that, in recognition of Employer's dependence on Executive's experience to carry out its business plan and Executive's senior and key position in the Employer, the restrictions detailed in Section 9 of this Agreement are necessary and appropriate to give effect to the intended relationships of the parties. Executive agrees that because damages arising from violations of Section 9 of this Agreement are extremely difficult to quantify with certainty, injuctive relief will be necessary to affect the intent of such Section. Accordingly, Executive hereby consents to the imposition of a preliminary or permanent injuction as a remedy to this breach of Section 9 of this Agreement.

   It is the desire and intent of the parties hereto that the restrictions set forth in Section 9 of this Agreement shall be enforced and adhered to in every particular, and in the event that any provision, clause or phrase shall be declared by a court of competent jurisdiction to be judicially enforceable either in whole or in part--whether the fault be in duration, geographic coverage or scope of activities precluded--the parties agree that they will mutually petition the court to sever or limit the unenforceable provisions so as to retain and effectuate to the greatest extent legally permissible the intent of the parties as expressed in this Section 9 of this Agreement.

   10.   Confidential Information
         ------------------------

         (a) The Executive shall not (for his own benefit or the benefit of any person or entity other than the Employer) use or disclose any of the Employer's trade secrets or other confidential information. The term "trade secrets or other confidential information" includes, by way of example, matters of a technical nature, "know-how," computer programs (including documentation of such programs), research projects, and matters of a business nature, such as proprietary information about costs, profits, markets, sales, lists of customers, and other information of similar nature to the extent not available to the public, and plans for future development. After termination of this Agreement, the Executive shall not use or disclose trade secrets or other confidential information unless such information becomes a part of the public domain other than through a breach of this Agreement or is disclosed to the Executive by a third party who is entitled to receive and disclose such information.

         (b) Upon the effective date of notice of the Executive's or the Employer's election to terminate this Agreement, or at any time upon the request of the Employer, the Executive (or his heirs or personal representatives) shall deliver to the Employer all documents and materials containing either trade secrets and confidential information relating to the Employer's business or privileged information, and all documents, materials and other property belonging to the Employer, which in either case

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are in the possession or under the control of the Executive (or his heirs or personal representatives).

         (c) All discoveries and works made or conceived by the executive during his employment by the Employer, jointly or with others, that relate to the Employer's activities shall be owned by the Employer. The terms "discoveries and works" include, by way of example, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings, and works of authorship, including sales materials which relate to wall media products, sampling/comparing or services. The Executive shall promptly notify and make full disclosure to, and execute and deliver any documents requested by, the Employer to evidence or better assure title to such discoveries and works by the Employer, assist the Employer in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection and other protection of any and all such discoveries and works, and promptly execute, whether during his employment or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Employer and to protect its title thereto. Any discoveries and works which, within six (6) months after the termination of the Executive's employment by the Employer, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Executive and which pertain to work performed by the Executive while with the Employer shall, as between the Executive and the Employer, be presumed to have been made during the Executive's employment by the Employer.

     11. Enforcement
         -----------

     The Executive agrees that the Employer's remedies at law for any breach or threat of breach by him of the provisions of Sections 9 and 10 hereof will be inadequate, and that the Employer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of Sections 9 and 10 hereof and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which the Employer may be entitled at law or equity.

     12. Attorney's Fees and Costs
         -------------------------

     Executive agrees that in the event the Employer institutes any action to enforce and/or prosecute this agreement, the Employer shall be entitled to recover from Executive its attorney's fees and costs related to instituting and maintaining such action.

     13. Advance Notice of Prospective Employment
         ----------------------------------------

     Executive agrees that following the termination of his employment, prior to accepting employment with, or agreeing to perform services for, any entity that competes with the Employer, he will notify the Employer in writing of Executive's intentions so as to provide the Employer with the opportunity to assess whether Executive's employment or retention may potentially violate any provisions of this Agreement.

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     14. Miscellaneous Provisions
         ------------------------

         (a) Notices. All notices required or permitted under this Agreement
             -------
shall be in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed to the other party at the address set forth in the Employer's records.

         (b) Pronouns. Whenever the context may require, any pronouns used in
             --------
this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

         (c) Entire Agreement. This Agreement constitutes the entire agreement
             ----------------
between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement, including, but not limited to, all prior agreements and understandings relating to stock options or stock ownership in the Employer.

         (d) Amendment. This Agreement may be amended or modified only by a
             ---------
written instrument executed by both the Employer and the Executive.

         (e) Governing Law. This Agreement shall be construed, interpreted and
             -------------
enforced in accordance with the laws of the State of Maryland, without regard to its conflict of law principles.

         (f) Successors and Assigns. This Agreement shall be binding upon and
             ----------------------
inure to the benefit of both parties and their respective successors and assigns; provided, however, that the obligations of the Executive are personal and shall not be assigned or delegated by him.

         (g) Waiver. No delays or omissions by the Employer or the Executive in
             ------
exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Employer or the Executive on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

         (h) Captions. The captions appearing in this Agreement are for the
             --------
convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

         (i) Severability. In case any provision of this Agreement shall be held
             ------------
by a court with jurisdiction over the parties to this Agreement to be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

         (j) Cooperation of the Parties. The Employer and the Executive agree to
             --------------------------
make all reasonable efforts to cooperate to insure compliance with this Agreement.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Day and year first above written.

EMPLOYER                               EXECUTIVE

Snyder Communications, Inc.

By: /s/ Michele Snyder                 /s/ Eran Broshay
    ---------------------------        --------------------------
                                       Eran Broshay



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